EMPOWERING patent OWNERS, REWARDING INVENTION

FOR RELEASE
October 26, 2017

Contact:
Rob Stewart
Tel 1+ (949) 480-8311
rs@acaciares.com

ACACIA RESEARCH REPORTS
THIRD QUARTER FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - October 26, 2017 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended September 30, 2017.

•	Revenues for the third quarter of 2017 were $36,633,000, as compared to $64,658,000 in the comparable prior year quarter.

•	GAAP and non-GAAP results for the third quarter of 2017 included an unrealized gain on our equity investment in Veritone (Nasdaq: VERI) totaling $158,979,000.

•
GAAP net income for the third quarter of 2017 was $158,465,000, or $3.13 per diluted share, as compared to GAAP net income of $7,082,000, or $0.14 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income for the third quarter of 2017 was $167,610,000, or $3.31 per diluted share, as compared to non-GAAP net income of $16,093,000, or $0.32 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP financial measures.

•	Cash and short-term investments totaled $158,568,000 as of September 30, 2017, as compared to $158,495,000 as of December 31, 2016.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues (in thousands)	$36,633	$64,658	$61,944	$130,730
GAAP net income (loss) (in thousands)	$158,465	$7,082	$132,383	$(43,456)
Non-GAAP net income (in thousands)	$167,610	$16,093	$156,175	$30,449
GAAP diluted earnings (loss) per share	$3.13	$0.14	$2.61	$(0.87)
Non-GAAP diluted earnings per share	$3.31	$0.32	$3.08	$0.60
New agreements executed	3	11	18	30
Licensing and enforcement programs generating revenues	7	14	13	27

Summary Consolidated Financial Results
Three months ended September 30, 2017 compared with the three months ended September 30, 2016

Revenues (in thousands):

	Three Months Ended September 30,		Change
	2017	2016	$	%

Revenues	$36,633	$64,658	$(28,025)	(43)%

Third quarter 2017 revenues decreased $28,025,000, or 43%, to $36,633,000, as compared to $64,658,000 in the comparable prior year quarter. In the third quarter of 2017, one licensee individually accounted for 96% of revenues recognized. In the third quarter of 2016, two different licensees individually accounted for 60% and 27% of revenues recognized.

Cost of Revenues (in thousands):

	Three Months Ended September 30,		Change
	2017	2016	$	%

Inventor royalties	$—	$17,844	$(17,844)	(100)%
Contingent legal fees	12,173	7,709	4,464	58%
Total inventor royalties and contingent legal fees	$12,173	$25,553	$(13,380)	(52)%

Third quarter 2017 inventor royalties expense decreased to zero, from $17,844,000 in the comparable prior year quarter, primarily due to no contractual inventor royalty obligations due on revenues recognized in the third quarter of 2017. Third quarter 2017 contingent legal fees expense increased 58%, as compared to a 43% decrease in related revenues, due to lower average contingent legal fee rates for the portfolios generating revenues in the third quarter of 2016, as compared to the portfolios generating revenues during the third quarter of 2017.

Third quarter 2017 total revenues, less inventor royalties expense and contingent legal fees expense was $24,460,000, or 67% of third quarter 2017 revenues, as compared to $39,105,000, or 60% of revenues recognized in the comparable prior year quarter.

	Three Months Ended September 30,		Change
	2017	2016	$	%

Litigation and licensing expenses - patents	$4,073	$7,348	$(3,275)	(45)%

Third quarter 2017 litigation and licensing expenses decreased 45%, due primarily to a net decrease in litigation support and third-party technical consulting expenses associated with ongoing licensing and enforcement programs and an overall decrease in portfolio related enforcement activities. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our patent licensing and enforcement activities.

	Three Months Ended September 30,		Change
	2017	2016	$	%

Amortization of patents	$5,625	$6,467	$(842)	(13)%

Third quarter 2017 non-cash patent amortization charges decreased 13%, reflecting a decrease in scheduled amortization on existing patent portfolios due primarily to various patent portfolio impairment charges previously recorded in the fourth quarter of 2016.

General and Administrative Expenses (in thousands):

	Three Months Ended September 30,		Change
	2017	2016	$	%
General and administrative expenses	$3,262	$5,790	$(2,528)	(44)%
Non-cash stock compensation expense - G&A	1,272	2,544	(1,272)	(50)%
Non-cash stock compensation expense - Veritone profits interests	8,181	—	8,181	100%
Total general and administrative expenses	$12,715	$8,334	$4,381	53%

Third quarter 2017 general and administrative expenses decreased 44%, due primarily to a reduction in personnel costs in connection with headcount reductions in 2016 and 2017, a decrease in variable performance based compensation costs and a decrease in corporate, general and administrative costs. Non-cash stock compensation expense increased due to the increase in the fair value of our Veritone related profits interest units, consistent with the increase in the underlying Veritone stock price during the period, and the impact of the full vesting of the profits interest units during the third quarter of 2017. Compensation expense for the profits interests is adjusted each reporting period for changes in estimated fair value, which is primarily based on the quoted market price of Veritone common stock.

Impairment of Patent-Related Intangible Assets (in thousands):

	Three Months Ended September 30,		Change
	2017	2016	$	%

Impairment of patent-related intangible assets	$2,248	$—	$2,248	100%

Impairment charges for the third quarter of 2017 primarily reflect reductions in expected estimated future net cash flows for certain patent portfolios that management determined it would no longer allocate resources to in future periods. The impairment charges consisted of the excess of the asset’s carrying value over its estimated fair value as of the applicable measurement date.

Investment Gains (Losses)
Upon Veritone Inc.'s ("Veritone") consummation of its initial public offering on May 17, 2017 ("IPO"), Acacia's Loans and Bridge Facilities provided to Veritone, including accrued interest, were automatically converted into 1,969,186 shares of Veritone common stock. In addition Acacia exercised its Primary Warrant, acquiring 2,150,335 shares of Veritone common stock. As of the IPO date, Acacia's investment in Veritone was recorded utilizing the fair value option, and is therefore marked to market at each balance sheet date, with related unrealized investment gains and losses reflected in the consolidated statement of operations. Total unrealized investment gains for the third quarter of 2017 totaled $158,979,000 related to the application of the fair value method of accounting to our equity investment in Veritone.

Provision for Income Taxes (in thousands):

	Three Months Ended September 30,		Change
	2017	2016	$	%

Provision for income taxes	$(216)	$(9,655)	$9,439	(98)%

Tax expense for the three months ended September 30, 2016 primarily reflected the impact of foreign withholding taxes incurred on certain revenue agreements executed with third-party licensees domiciled in foreign jurisdictions in the third quarter of 2016.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	September 30, 2017	December 31, 2016

Cash and short-term investments	$158,568	$158,495
Accounts receivable	300	26,750
Investments	211,080	—
Total assets	441,210	296,003
Accounts payable and accrued expenses	7,691	14,283
Royalties and contingent legal fees payable	19,824	13,908
Total liabilities	36,267	28,560

Summary Cash Flow Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net cash provided by (used in):
Operating activities	$40,250	$(14,574)	$46,435	$23,219
Investing activities	(2,420)	(8,066)	(73,539)	(41,285)
Financing activities	31	(1,116)	645	(1,141)

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business and strategic partnerships. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business and strategic partnerships by excluding non-cash stock compensation charges (excluding non-cash stock compensation for Veritone investment related profits interests) and non-cash patent amortization charges (including impairment charges) that may not be indicative of our recurring core business and strategic partnerships operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business and strategic partnerships.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges and non-cash patent amortization charges. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business and strategic partnerships operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business and strategic partnerships operating results. Non-cash stock compensation for our Veritone investment related profits interests are not excluded as the related liability is marked to market along with our equity investment in Veritone, and therefore, the liability will fluctuate consistent with increases or decreases in the fair value of our Veritone equity investment.
Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business and strategic partnerships operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business and strategic partnerships operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges and non-cash patent amortization charges that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (800) 930-1344 for callers in the U.S. and Canada and (719) 325-4933 for international callers, both of whom will need to enter the conference ID 3196872 when prompted.

There will be a live webcast hosted by NASDAQ that will be available for 30 days and can be accessed at Acacia’s website at www.acaciaresearch.com.

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues	$36,633	$64,658	$61,944	$130,730
Operating costs and expenses:
Cost of revenues:
Inventor royalties	—	17,844	4,939	19,417
Contingent legal fees	12,173	7,709	16,036	22,236
Litigation and licensing expenses - patents	4,073	7,348	14,593	22,395
Amortization of patents	5,625	6,467	16,711	27,986
General and administrative expenses (including non-cash stock compensation expense of $9,453 and $13,068 for the three and nine months ended September 30, 2017 and $2,544 and $5,754 for the three and nine months ended September 30, 2016, respectively)	12,715	8,334	26,365	23,863
Research, consulting and other expenses - business development	241	666	994	2,522
Impairment of patent-related intangible assets	2,248	—	2,248	40,165
Other expense	—	—	—	500
Total operating costs and expenses	37,075	48,368	81,886	159,084
Operating income (loss)	(442)	16,290	(19,942)	(28,354)
Other income (expense):
Gain on conversion of loans and accrued interest	—	—	2,671	—
Gain on exercise of Primary Warrant	—	—	4,616	—
Change in fair value of investment, net	158,979	—	146,281	—
Equity in earnings (losses) of investee	(116)	—	(130)	—
Interest income	134	285	1,432	303
Other income (expense)	30	(24)	(9)	(97)
Total other income (expense)	159,027	261	154,861	206
Income (loss) before provision for income taxes	158,585	16,551	134,919	(28,148)
Provision for income taxes	(216)	(9,655)	(2,935)	(15,774)
Net income (loss) including noncontrolling interests in operating subsidiaries	158,369	6,896	131,984	(43,922)
Net loss attributable to noncontrolling interests in operating subsidiaries	96	186	399	466
Net income (loss) attributable to Acacia Research Corporation	$158,465	$7,082	$132,383	$(43,456)

Net income (loss) attributable to common stockholders - basic	$158,326	$7,043	$132,142	$(43,456)
Net income (loss) attributable to common stockholders - diluted	$158,326	$7,043	$132,143	$(43,456)

Basic income (loss) per common share	$3.13	$0.14	$2.62	$(0.87)
Diluted income (loss) per common share	$3.13	$0.14	$2.61	$(0.87)

Weighted average number of shares outstanding, basic	50,554,234	50,124,302	50,462,990	50,024,047
Weighted average number of shares outstanding, diluted	50,599,974	50,618,757	50,684,725	50,024,047

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income and EPS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

GAAP net income (loss)	$158,465	$7,082	$132,383	$(43,456)

Non-cash stock compensation (excluding Profits Interests related non-cash stock compensation)	1,272	2,544	4,833	5,754
Non-cash patent amortization	5,625	6,467	16,711	27,986
Impairment of patent-related intangible assets	2,248	—	2,248	40,165

Pro forma non-GAAP net income	$167,610	$16,093	$156,175	$30,449
Pro forma non-GAAP net earnings per common share - diluted(3)	$3.31	$0.32	$3.08	$0.60
GAAP weighted-average shares — diluted	50,599,974	50,618,757	50,684,725	50,127,427

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$101,081	$127,540
Restricted cash	—	11,512
Short-term investments	57,487	19,443
Accounts receivable	300	26,750
Prepaid expenses and other current assets	3,520	3,245
Total current assets	162,388	188,490
Investment at fair value	208,796	—
Investment - equity method	2,284	—
Loan receivable and accrued interest	—	18,616
Investment in warrants	—	1,960
Patents, net of accumulated amortization	67,360	86,319
Other assets	382	618
	$441,210	$296,003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$7,691	$14,283
Royalties and contingent legal fees payable	19,824	13,908
Total current liabilities	27,515	28,191

Other liabilities	8,752	369
Total liabilities	36,267	28,560
Total stockholders’ equity	404,943	267,443
	$441,210	$296,003

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Cash flows from operating activities:
Net gain (loss) including noncontrolling interests in operating subsidiaries	$158,369	$6,896	$131,984	$(43,922)
Adjustments to reconcile net gain (loss) including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Gain on conversion of loans and accrued interest	—	—	(2,671)	—
Gain on exercise of Primary Warrant	—	—	(4,616)	—
Change in fair value of investment, net	(158,979)	—	(146,281)	—
Depreciation and amortization	5,646	6,501	16,780	28,105
Non-cash stock compensation	9,453	2,544	13,068	5,754
Impairment of patent-related intangible assets	2,248	—	2,248	40,165
Other	125	(99)	(473)	(81)
Changes in assets and liabilities:
Restricted cash	—	(5)	11,512	(3,316)
Accounts receivable	13,945	(49,375)	26,450	(20,200)
Prepaid expenses and other assets	600	537	(874)	1,191
Accounts payable and accrued expenses	(1,554)	11,272	(6,608)	5,392
Royalties and contingent legal fees payable	10,397	7,155	5,916	10,131

Net cash provided by (used in) operating activities	40,250	(14,574)	46,435	23,219

Cash flows from investing activities:
Investments in Investees	—	—	(31,514)	—
Advances to Investee	—	(10,000)	(4,000)	(10,000)
Purchase of available-for-sale investments	(93,533)	(12,956)	(424,945)	(62,633)
Maturities and sales of available-for-sale investments	91,113	14,890	386,920	32,352
Patent portfolio investment costs	—	—	—	(1,000)
Purchases of property and equipment	—	—	—	(4)

Net cash used in investing activities	(2,420)	(8,066)	(73,539)	(41,285)

Cash flows from financing activities:
Distributions to noncontrolling interests in operating subsidiary	—	(1,358)	—	(1,358)
Repurchased restricted common stock	—	—	(35)	(25)
Proceeds from exercises of stock options	31	242	680	242

Net cash provided by (used in) financing activities	31	(1,116)	645	(1,141)

Increase (decrease) in cash and cash equivalents	37,861	(23,756)	(26,459)	(19,207)

Cash and cash equivalents, beginning	63,220	139,772	127,540	135,223

Cash and cash equivalents, ending	$101,081	$116,016	$101,081	$116,016

Business Highlights and Recent Developments(2)

Third quarter 2017 business highlights and recent developments include the following:

•	Cellular Communications Equipment LLC and Parthenon Unified Memory Architecture LLC entered into an agreement with Apple Inc. to resolve patent litigation.

•
Teleconference Systems LLC entered into a settlement and patent license agreement with Genband, Inc. This agreement resolved patent litigation, Civil Action No. 6:17-cv-00139, pending in the United States District Court for the Eastern District of Texas.

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(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Cellular Communications Equipment LLC, Parthenon Unified Memory Architecture LLC and Teleconference Systems LLC are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

(3) Calculated based on pro forma non-GAAP net income (loss) attributable to common stockholders - diluted, not shown.